Nordson Corporation Reports First Quarter Fiscal 2025 Results and Second Quarter Guidance

First Quarter Highlights:
•Sales were $615 million, a decrease of 2.8% year-over-year
•Earnings per diluted share were $1.65
•Adjusted earnings per diluted share were $2.06
•Backlog grew 15% during the quarter
WESTLAKE, Ohio--(BUSINESS WIRE)--February 19, 2025--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal first quarter ended January 31, 2025. Sales were $615 million, compared to the prior year’s first quarter sales of $633 million. The first quarter 2025 sales included a favorable acquisition impact of 8%, offset by an organic sales decrease of 9% and unfavorable currency translation of 2%.
Net income was $95 million, or $1.65 of earnings per diluted share, compared to prior year’s first quarter net income of $110 million, or $1.90 of earnings per diluted share. First quarter adjusted net income was $118 million versus prior year adjusted net income of $128 million. First quarter adjusted earnings per diluted share were $2.06, a 7% decrease from the prior year adjusted earnings per diluted share of $2.21.
EBITDA in the first quarter was $188 million, or 31% of sales, a decrease of 4% compared to prior year EBITDA of $197 million, also at 31% of sales.

Commenting on the Company’s fiscal 2025 first quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “We experienced weakness across multiple end markets as we exited calendar year 2024, resulting in sales performance at the low end of our guidance range for our first fiscal quarter. However, we were encouraged to see broad order entry acceleration during the quarter, and backlog grew by approximately $85 million. Despite weaker sales, our teams performed well operationally and delivered earnings in line with our guidance mid-point. Overall, I am pleased with this solid execution in the face of dynamic market conditions, and we are positioned for growth as end market demand improves.”
First Quarter Segment Results
Industrial Precision Solutions sales of $300 million decreased 11% from the prior year, inclusive of an organic sales decrease of 8% and unfavorable currency translation of 3%. The organic sales decrease was driven primarily by weaker systems demand in polymer processing and industrial coatings product lines, which was partially offset by growth in systems and parts demand for adhesive product lines. Operating profit was $96 million, a decrease of $13 million from the prior year, reflecting the impact of lower volumes. EBITDA in the quarter was $113 million, or 38% of sales, a 10% decrease from the prior year first quarter EBITDA of $126 million, or 37% of sales.
Medical and Fluid Solutions sales of $194 million increased 21% compared to the prior year first quarter, inclusive of an acquisition impact of 33%, partially offset by an organic decline of 11% and unfavorable currency translation of 1%. The organic sales decrease was driven by lower demand and tough year-over-year comparisons in the medical interventional solutions product line, where customer destocking trends continued to impact demand. Operating profit was $41 million, a decrease of $5 million from the prior year, reflecting contribution from the Atrion acquisition offset by lower organic demand. EBITDA in the quarter was $64 million, or 33% of sales, up 7% versus the prior year first quarter EBITDA of $60 million, or 37% of sales.
Advanced Technology Solutions sales of $121 million decreased 11% compared to the prior year first quarter, driven by lower organic sales of 10% and unfavorable currency translation of 1%. The organic sales decrease compared to prior year was driven by lower systems deliveries in electronics processing and x-ray product lines, partially offset by growth in optical sensors and measurement and control product lines. Operating profit was flat year-over-year at $18 million despite lower sales due to strategic cost reduction actions and manufacturing footprint optimization actions. EBITDA in the quarter was $23 million, or 19% of sales, unchanged from the prior year first quarter EBITDA of $23 million, or 17% of sales.

Effective November 1, 2024, the Measurement and Control Solutions (MCS) division, formally reported as part of the IPS segment, has been realigned to the ATS segment based on an assessment of our portfolio. Our segment reporting reflects this change and prior year financial information was revised to be comparable. See the appendix to this release for comparative segment data by quarter for 2024.
Outlook
The Company entered the second quarter with approximately $670 million in backlog, up approximately $85 million or 15% from the start of the year. Order entry continued to improve throughout the quarter. Based on current visibility and order entry trends, the Company expects second quarter fiscal 2025 sales to be in the range of $650 to $690 million. Second quarter adjusted earnings are forecasted to be in the range of $2.30 to $2.50 per diluted share.

Reflecting on the outlook, Nagarajan continued, “Even as macroeconomic conditions remain choppy, the momentum in order entry, strength of our diversified portfolio and NBS Next competitive advantages give us confidence that we are well positioned for growth as end market uncertainties abate and capital investment demand improves throughout 2025. We have demonstrated the ability to deliver best-in-class profitability in varying market scenarios, while remaining invested in the long-term growth priorities of the Company.”
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, February 20, 2025 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.
The Company’s definition of adjusted earnings excludes acquisition related amortization for both current and historical periods. It is not possible for the Company to identify the amount or significance of future adjustments associated with acquisition and integration costs, restructuring costs, acquisition-related amortization, certain non-operating or income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance to a comparable GAAP range.
Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the recent coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, linkedin/Nordson, or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended
	January 31, 2025	January 31, 2024
Sales	$615,420	$633,193
Cost of sales	279,524	284,766
Gross profit	335,896	348,427
Gross margin %	54.6%	55.0%

Selling & administrative expenses	194,949	188,992
Operating profit	140,947	159,435

Interest expense - net	(25,618)	(20,398)
Other income (expense) - net	1,526	(338)
Income before income taxes	116,855	138,699

Income taxes	22,203	29,127

Net income	$94,652	$109,572

Weighted-average common shares outstanding:
Basic	57,129	57,064
Diluted	57,486	57,555

Earnings per share:
Basic earnings	$1.66	$1.92
Diluted earnings	$1.65	$1.90

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	January 31, 2025	October 31, 2024
Cash and cash equivalents	$130,424	$115,952
Receivables - net	531,298	594,663
Inventories - net	472,234	476,935
Other current assets	92,068	87,482
Total current assets	1,226,024	1,275,032

Property, plant and equipment - net	538,448	544,607
Goodwill	3,242,344	3,280,819
Other assets	864,710	900,508
	$5,871,526	$6,000,966

Notes payable and debt due within one year	$101,063	$103,928
Accounts payable and accrued liabilities	383,004	424,549
Total current liabilities	484,067	528,477

Long-term debt	2,085,177	2,101,197
Other liabilities	425,671	439,100
Total shareholders' equity	2,876,611	2,932,192
	$5,871,526	$6,000,966

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2025	January 31, 2024
Cash flows from operating activities:
Net income	$94,652	$109,572
Depreciation and amortization	37,031	33,544
Other non-cash items	3,160	6,552
Changes in operating assets and liabilities and other	24,279	22,688
Net cash provided by operating activities	159,122	172,356

Cash flows from investing activities:
Additions to property, plant and equipment	(21,399)	(7,530)
Other - net	7,123	1,805
Net cash used in investing activities	(14,276)	(5,725)

Cash flows from financing activities:
Repayment of long-term debt	(22,563)	(107,195)
Repayment of finance lease obligations	(1,320)	(1,488)
Dividends paid	(44,602)	(38,855)
Issuance of common shares	1,001	14,418
Purchase of treasury shares	(60,098)	(7,371)
Net cash used in financing activities	(127,582)	(140,491)

Effect of exchange rate change on cash:	(2,792)	(5,618)
Net change in cash and cash equivalents	14,472	20,522

Cash and cash equivalents:
Beginning of period	115,952	115,679
End of period	$130,424	$136,201

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	January 31, 2025	January 31, 2024	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$300,448	$337,742	(8.4)%	—%	(2.6)%	(11.0)%
Medical and Fluid Solutions	193,609	159,526	(11.2)%	33.4%	(0.8)%	21.4%
Advanced Technology Solutions	121,363	135,925	(9.6)%	—%	(1.1)%	(10.7)%
Total sales	$615,420	$633,193	(9.4)%	8.4%	(1.8)%	(2.8)%

SALES BY GEOGRAPHIC REGION
Americas	$267,836	$274,012	(14.8)%	13.6%	(1.1)%	(2.3)%
Europe	167,762	179,310	(9.3)%	5.6%	(2.7)%	(6.4)%
Asia Pacific	179,822	179,871	(1.2)%	3.3%	(2.1)%	—%
Total sales	$615,420	$633,193	(9.4)%	8.4%	(1.8)%	(2.8)%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - NET INCOME TO EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2025	January 31, 2024
Net income	$94,652	$109,572
Income taxes	22,203	29,127
Interest expense - net	25,618	20,398
Other (income) expense - net	(1,526)	338
Depreciation and amortization	37,030	33,544
Inventory step-up amortization (1)	3,135	2,944
Severance and other (1)	5,961	—
Acquisition-related costs (1)	1,030	597
EBITDA (non-GAAP) (2)	$188,103	$196,520
(1) Represents severance as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2025		January 31, 2024
SALES BY SEGMENT
Industrial Precision Solutions	$300,448		$337,742
Medical and Fluid Solutions	193,609		159,526
Advanced Technology Solutions	121,363		135,925
Total sales	$615,420		$633,193

OPERATING PROFIT
Industrial Precision Solutions	$95,712		$109,098
Medical and Fluid Solutions	40,936		46,100
Advanced Technology Solutions	18,123		18,304
Corporate	(13,824)		(14,067)
Total operating profit	$140,947		$159,435

OPERATING PROFIT ADJUSTMENTS (1)
Industrial Precision Solutions	$4,611		$3,541
Medical and Fluid Solutions	5,255		—
Corporate	260		—
Total adjustments	$10,126		$3,541

DEPRECIATION & AMORTIZATION
Industrial Precision Solutions	$12,453		$12,920
Medical and Fluid Solutions	18,141		13,705
Advanced Technology Solutions	4,648		4,901
Corporate	1,788		2,018
Total depreciation & amortization	$37,030		$33,544

EBITDA (NON-GAAP) (2)
Industrial Precision Solutions	$112,776	38%	$125,559	37%
Medical and Fluid Solutions	64,332	33%	59,805	37%
Advanced Technology Solutions	22,771	19%	23,205	17%
Corporate	(11,776)		(12,049)
Total EBITDA	$188,103	31%	$196,520	31%

(1) Represents severance as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED NET INCOME AND EARNINGS PER SHARE (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2025	January 31, 2024
GAAP AS REPORTED
Operating profit	$140,947	$159,435
Other / interest expense - net	(24,092)	(20,736)
Net income	94,652	109,572
Diluted earnings per share	$1.65	$1.90

Shares outstanding - diluted	57,486	57,555

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$3,135	$2,944
Acquisition costs	1,030	597
Severance and other	5,961	—

ACQUISITION AMORTIZATION OF INTANGIBLES	$19,311	$19,387
INTEREST

Total adjustments	$29,437	$22,928

Adjustments net of tax	$23,844	$18,113
EPS effect of adjustments and other discrete tax items	$0.41	$0.31

NON-GAAP MEASURES-ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
Adjusted Net income (1)	$118,496	$127,685
Adjusted Diluted earnings per share (2)	$2.06	$2.21
(1) Adjusted net income is a non-GAAP measure defined as net income plus tax effected adjustments and other discrete tax items.
(2) Adjusted earnings per share is a non-GAAP measure defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - OPERATING CASH FLOW TO FREE CASH FLOW (Unaudited)
(Dollars in thousands)

Year to Date
January 31, 2025
Net cash provided by operating activities	$159,122
Additions to property, plant and equipment	(21,399)
Free Cash Flow - Year to Date (1)	137,723

Net Income - Year to Date	$94,652
Free Cash Flow Conversion (2)	146%

Year to Date
January 31, 2024
Net cash provided by operating activities	$172,356
Additions to property, plant and equipment	(7,530)
Free Cash Flow - Year to Date (1)	164,826

(1) Free Cash Flow - Year to Date is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Net cash provided by operating activities minus Additions to property, plant and equipment.
(2) Free Cash Flow Conversion - Year to Date is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Free Cash Flow - Year to Date divided by Net Income - Year to Date.

NORDSON CORPORATION
Appendix - RECONCILIATION OF NON-GAAP MEASURES - EBITDA (Unaudited)
Amounts recast for Industrial Precision Solutions and Advanced Technology Solutions Segment Change
(Dollars in thousands)

	Three Months Ended				Twelve Months Ended
	January 31, 2024	April 30, 2024	July 31, 2024	October 31, 2024	October 31, 2024
SALES BY SEGMENT
Industrial Precision Solutions	$337,742	$344,978	$348,997	$367,195	$1,398,912
Medical and Fluid Solutions	159,526	168,966	166,737	200,223	695,452
Advanced Technology Solutions	135,925	136,698	145,870	177,064	595,557
Total sales	$633,193	$650,642	$661,604	$744,482	$2,689,921

OPERATING PROFIT
Industrial Precision Solutions	$109,098	$115,922	$115,023	$121,761	$461,804
Medical and Fluid Solutions	46,100	48,993	48,374	44,264	187,731
Advanced Technology Solutions	18,304	20,693	26,032	37,957	102,986
Corporate	(14,067)	(16,992)	(22,371)	(25,090)	(78,520)
Total operating profit	$159,435	$168,616	$167,058	$178,892	$674,001

OPERATING PROFIT ADJUSTMENTS (1)
Industrial Precision Solutions	$3,541	$—	$2,536	$1,700	$7,777
Medical and Fluid Solutions	—	—	—	10,761	10,761
Advanced Technology Solutions	—	2,078	—	5,016	7,094
Corporate	—	—	5,160	8,200	13,360
Total adjustments	$3,541	$2,078	$7,696	$25,677	$38,992

DEPRECIATION & AMORTIZATION
Industrial Precision Solutions	$12,920	$12,437	$13,048	$12,783	$51,188
Medical and Fluid Solutions	13,705	13,564	13,553	17,239	58,061
Advanced Technology Solutions	4,901	4,767	4,841	4,592	19,101
Corporate	2,018	1,952	1,940	1,915	7,825
Total depreciation & amortization	$33,544	$32,720	$33,382	$36,529	$136,175

EBITDA (NON-GAAP) (2)
Industrial Precision Solutions	$125,559	$128,359	$130,607	$136,244	$520,769
Medical and Fluid Solutions	59,805	62,557	61,927	72,264	256,553
Advanced Technology Solutions	23,205	27,538	30,873	47,565	129,181
Corporate	(12,049)	(15,040)	(15,271)	(14,975)	(57,335)
Total EBITDA	$196,520	$203,414	$208,136	$241,098	$849,168

(1) Represents severance as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

Management uses certain non-GAAP measures, such as adjusted net income, adjusted EPS and EBITDA, internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contact
Lara Mahoney
Vice President, Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com